UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2024

VolitionRx Limited
(Exact Name of the Registrant as Specified in Charter)

Delaware	001-36833	91-1949078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1489 West Warm Springs Road, Suite 110 Henderson, Nevada	89014
(Address of Principal Executive Offices)	(Zip Code)

+1 (646) 650-1351

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001	VNRX	NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 24, 2024, Dr. Martin Faulkes and Dr. Edward Futcher each informed the Board of Directors (the “Board”) of VolitionRx Limited (the “Company”) of their intention to retire from the Board of the Company following the conclusion of the current director service year and to not stand for re-election at the Company’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”), which is expected to be held on July 2, 2024.  Dr. Faulkes will also step down as Executive Chairman, and Dr. Futcher will also step down as a member and Chair of the Board’s Nominations and Governance Committee and member of the Audit Committee, at the same time.  Following the Annual Meeting, and pursuant to his employment agreement, Dr. Faulkes will continue to be employed by the Company for a three-month period to assist with the transition of the Chairman position among other duties.  Dr. Faulkes served on the Board for more than 12 years and Dr. Futcher served on the Board for more than 7 years.

As such, the Board has determined to reduce the size of the Board from eight to six directors, effective immediately prior to the Annual Meeting. The Board expects to nominate six directors to stand for re-election at the Annual Meeting.

Assuming the re-election of the Board-nominated director nominees at the Annual Meeting, the Board has appointed Guy Innes as interim Chairman of the Board and as the Chair of the Nominations and Governance Committee, effective immediately upon such re-election, in addition to his continuing role as a member and Chair of the Audit Committee.

Each of Drs. Faulkes’ and Futcher’s decision to step down from the Board is not the result of any dispute or disagreement with the Company or its Board.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 24, 2024, the Board adopted resolutions to amend the Company’s Bylaws to provide that the holders of 33 1/3% of the voting power of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business; and where a separate vote by a class or series or classes or series is required, the holders of 33 1/3% of the voting power of the issued and outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. The Company’s Bylaws previously provided that the holders of a majority of the voting power of the stock issued and outstanding (and with respect to a separate class or series vote, just such class or series) and entitled to vote, present in person or represented by proxy, would constitute a quorum at all meetings of the stockholders for the transaction of business.

The foregoing description of the amendment to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment of the Amended and Restated Bylaws, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)   Exhibits.

Number	Description
3.1	Certificate of Amendment of the Amended and Restated Bylaws
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLITIONRX LIMITED

Date: April 26, 2024	By:	/s/ Cameron Reynolds
Cameron Reynolds
Chief Executive Officer and President

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